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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                    FORM 8-KA


                                  Current Report


              Pursuant to Section 13 or 15(d) of the Securities and
                               Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): January 21, 1998


                               HelpMate Robotics Inc.
               (Exact name of registrant as specified in its charter)


Connecticut                            1-14160                06-1110906
(State or other jurisdiction           (Commission File      (I.R.S. Employer
of incorporation or organization)      Number)               Identification No.)


          Shelter Rock Lane
          Danbury, Connecticut                                   06801
          (Address of principal executive offices)               (Zip Code)


         Registrant's telephone number, including area code: (203) 798-8988


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Item 4.  Changes in Registrant's Certifying Accountants

In order to reduce its auditing expenses, on January 21, 1998, the Company appointed Arthur Andersen & Co. LLP ("Arthur Andersen") as auditors for the fiscal year ended December 31, 1997 and terminated the appointment of Ernst & Young LLP ("Ernst & Young") as its auditors for that year. Ernst & Young had audited the Company's financial statements since 1985.

The reports of Ernst & Young on the financial statements of the Company as of December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1996 and in the subsequent interim period, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young would have caused it to make reference to the subject matter of the disagreement in their reports.

The decision to change accountants must be approved by the Company's Board of Directors.

Item 7.  Financial Statements and Exhibits

Letter of agreement from Ernst & Young.

                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned , thereunto duly authorized.

                                            HelpMate Robotics Inc.
                                            ----------------------
                                            (Registrant)



Date: January 26, 1998                  /s/ Thomas K. Sweeny
                                        ---------------------------------------
                                        Thomas K. Sweeny
                                        President, and Chief Executive Officer,
                                        Director, Treasurer and Principal
                                        Financial Officer